Exhibit 10.5

UNCONDITIONAL GUARANTY

This continuing Unconditional Guaranty (“Guaranty”) is entered into as of March 26, 2010, by ALPHATEC SPINE, INC., a California corporation (“Guarantor”), in favor of Oxford Finance Corporation (“Lender”).

RECITALS

A. Lender and Scient’x USA, Inc., a Florida corporation (“Borrower”) have entered into that certain Loan and Security Agreement dated as of May 29, 2009 (as the same may from time to time be amended, modified, supplemented or restated, including by that certain Consent and First Loan Modification Agreement dated as of November 4, 2009, that certain Consent and Waiver Agreement dated as of December 15, 2009, that certain Second Amendment to Loan and Security Agreement dated as of March 26, 2010, and that certain Consent and Waiver Agreement dated as of March 26, 2010; collectively, the “Loan Agreement”), pursuant to which Lender has agreed to make certain advances of money and to extend certain financial accommodations to Borrower (collectively, the “Loans”), subject to the terms and conditions set forth therein. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement.

B. In consideration of the agreement of Lender to make the Loans to Borrower under the Loan Agreement, Guarantor is willing to guaranty the full payment and performance by Borrower of all of its obligations thereunder and under the other Loan Documents, all as further set forth herein.

C. Guarantor is an affiliate of Borrower and will obtain substantial direct and indirect benefit from the Loans made by Lender to Borrower under the Loan Agreement.

NOW, THEREFORE, to induce Lender to enter into the Loan Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Guarantor hereby represents, warrants, covenants and agrees as follows:

Section 1. Guaranty.

1.1 Unconditional Guaranty of Payment. In consideration of the foregoing, Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Lender the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all Obligations. Guarantor agrees that it shall execute such other documents or agreements and take such action as Lender shall reasonably request to effect the purposes of this Guaranty.

1.2 Separate Obligations. These obligations are independent of Borrower’s obligations and separate actions may be brought against Guarantor (whether action is brought against Borrower or whether Borrower is joined in the action).

Section 2. Representations and Warranties.

Guarantor hereby represents and warrants that:

(a) Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of California; (ii) is duly qualified to do business and is in good standing in every jurisdiction where the nature of its business requires it to be so qualified (except where the failure to so qualify would not have a material adverse effect on Guarantor’s condition, financial or otherwise, or on Guarantor’s ability to pay or perform the obligations hereunder); and (iii) has all requisite power and authority to execute and deliver this Guaranty and each Loan Document executed and delivered by Guarantor pursuant to the Loan Agreement or this Guaranty and to perform its obligations thereunder and hereunder.

(b) The execution, delivery and performance by Guarantor of this Guaranty (i) are within Guarantor’s powers and have been duly authorized by all necessary action; (ii) do not contravene Guarantor’s charter documents or any law or any contractual restriction binding on or affecting Guarantor or by which Guarantor’s property may be affected; (iii) do not require any authorization or approval or other action by, or any notice to or filing with, any governmental authority or any other Person under any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Guarantor is a party or by which Guarantor or any of its property is bound, except such as have been obtained or made; and (iv) do not result in the imposition or creation of any Lien upon any property of Guarantor other than as permitted by that certain Security Agreement entered into by and among the Guarantor and the Lender dated as of the date hereof.

(c) This Guaranty is a valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally.

(d) There is no action, suit or proceeding affecting Guarantor pending or threatened before any court, arbitrator, or governmental authority, domestic or foreign, which may have a material adverse effect on the ability of Guarantor to perform its obligations under this Guaranty.

(e) Guarantor’s obligations hereunder are not subject to any offset or defense against Lender or Borrower of any kind.

(f) The financial statements of Guarantor, dated as of December 31, 2009 (audited), copies of which have been furnished to Lender, fairly present the financial position and results of operations for Guarantor for the dates and periods purported to be covered thereby, all in accordance with GAAP, and there has been no material adverse change in the financial position or operations of Guarantor since the date of such financial statements.

(g) Neither Guarantor nor its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under applicable law.

(h) The incurrence of Guarantor’s obligations under this Guaranty will not cause Guarantor to (i) become insolvent; (ii) be left with unreasonably small capital for any business or transaction in which Guarantor is presently engaged or plans to be engaged; or (iii) be unable to pay its debts as such debts mature.

(i) Guarantor covenants, warrants, and represents to Lender that all representations and warranties contained in this Guaranty shall be true at the time of Guarantor’s execution of this Guaranty, and shall continue to be true so long as this Guaranty remains in effect. Guarantor expressly agrees that any misrepresentation or breach of any warranty whatsoever contained in this Guaranty shall be deemed material.

Section 3. General Waivers. Guarantor waives:

(a) Any right to require Lender to (i) proceed against Borrower or any other person; (ii) proceed against or exhaust any security or (iii) pursue any other remedy. Lender may exercise or not exercise any right or remedy it has against Borrower or any security it holds (including the right to foreclose by judicial or nonjudicial sale) without affecting Guarantor’s liability hereunder.

(b) Any defenses from disability or other defense of Borrower or from the cessation f Borrower’s liabilities.

(c) Any setoff, defense or counterclaim against Lender.

(d) Any defense from the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower. Until Borrower’s obligations (except inchoate indemnification obligations) to Lender have been paid in full, Guarantor has no right of subrogation or reimbursement or other rights against Borrower.

(e) Any right to enforce any remedy that Lender has against Borrower.

(f) Any rights to participate in any security held by Lender.

(g) Any demands for performance, notices of nonperformance or of new or additional indebtedness incurred by Borrower to Lender. Guarantor is responsible for being and keeping itself informed of Borrower’s financial condition.

(h) The benefit of any act or omission by Lender which directly or indirectly results in or aids the discharge of Borrower from any of the Obligations by operation of law or otherwise.

(i) The benefit of California Civil Code Section 2815 permitting the revocation of this Guaranty as to future transactions and the benefit of California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848, 2849, 2850, 2899 and 1432 with respect to certain suretyship defenses.

Section 4. Real Property Security Waiver. Guarantor acknowledges that, to the extent Guarantor has or may have rights of subrogation or reimbursement against Borrower for claims arising out of this Guaranty, those rights may be impaired or destroyed if Lender elects to proceed against any real property security of Borrower by non-judicial foreclosure. That impairment or destruction could, under certain judicial cases and based on equitable principles of estoppel, give rise to a defense by Guarantor against its obligations under this Guaranty. Guarantor waives that defense and any others arising from Lender’s election to pursue non-judicial foreclosure. Without limiting the generality of the foregoing, Guarantor expressly waives all rights, benefits and defenses, if any, applicable or available to Guarantor under either California Code of Civil Procedure Sections 580a or 726, which provide, among other things, that the amount of any deficiency judgment which may be recovered following either a judicial or nonjudicial foreclosure sale is limited to the difference between the amount of any indebtedness owed and the greater of the fair value of the security or the amount for which the security was actually sold. Without limiting the generality of the foregoing, Guarantor further expressly waives all rights, benefits and defenses, if any, applicable or available to Guarantor under either California Code of Civil Procedure Sections 580b, providing that no deficiency may be recovered on a real property purchase money obligation, or 580d, providing that no deficiency may be recovered on a note secured by a deed of trust on real property if the real property is sold under a power of sale contained in the deed of trust.

Section 5. Reinstatement. Notwithstanding any provision of the Loan Agreement to the contrary, the liability of Guarantor hereunder shall be reinstated and revived and the rights of Lender shall continue if and to the extent that for any reason any payment by or on behalf of Guarantor or Borrower is rescinded or must be otherwise restored by Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid. The determination as to whether any such payment must be rescinded or restored shall be made by Lender in its sole discretion; provided, however, that if Lender chooses to contest any such matter at the request of Guarantor, Guarantor agrees to indemnify and hold harmless Lender from all costs and expenses (including, without limitation, reasonable attorneys’ fees) of such litigation. To the extent any payment is rescinded or restored, Guarantor’s obligations hereunder shall be revived in full force and effect without reduction or discharge for that payment.

Section 6. No Waiver; Amendments. No failure on the part of Lender to exercise, no delay in exercising and no course of dealing with respect to, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. This Guaranty may not be amended or modified except by written agreement between Guarantor and Lender, and no consent or waiver hereunder shall be valid unless in writing and signed by Lender.

Section 7. Compromise and Settlement. No compromise, settlement, release, renewal, extension, indulgence, change in, waiver or modification of any of the Obligations or the release or discharge of Borrower from the performance of any of the Obligations shall release or discharge Guarantor from this Guaranty or the performance of the obligations hereunder.

Section 8. Notice. Any notice or other communication herein required or permitted to be given shall be in writing and may be delivered in person or sent by facsimile transmission, overnight courier, or by United States mail, registered or certified, return receipt requested, postage prepaid and addressed as follows:

If to Guarantor:	ALPHATEC SPINE, INC.
5818 El Camino Real
Carlsbad, CA 92008
Attn: Peter C. Wulff - Chief Financial Officer
Tel: 760-494-6749
Fax: 760-930-2513

If to Lender:	Oxford Finance Corporation
133 N. Fairfax Street
Alexandria, VA 22314
Attn: Tim A. Lex, Chief Operating Officer
Tel.: (703) 519-4900
Fax: (703) 519-5225

or at such other address as may be substituted by notice given as herein provided. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered or sent by facsimile transmission or three (3) Business Days after the same shall have been deposited in the United States mail. If sent by overnight courier service, the date of delivery shall be deemed to be the next Business Day after deposited with such service.

Section 9. Entire Agreement. This Guaranty constitutes and contains the entire agreement of the parties and supersedes any and all prior and contemporaneous agreements, negotiations, correspondence, understandings and communications between Guarantor and Lender, whether written or oral, respecting the subject matter hereof.

Section 10. Severability. If any provision of this Guaranty is held to be unenforceable under applicable law for any reason, it shall be adjusted, if possible, rather than voided in order to achieve the intent of Guarantor and Lender to the extent possible. In any event, all other provisions of this Guaranty shall be deemed valid and enforceable to the full extent possible under applicable law.

Section 11. Subordination of Indebtedness. Any indebtedness or other obligation of Borrower now or hereafter held by or owing to Guarantor is hereby subordinated in time and right of payment to all obligations of Borrower to Lender; and such indebtedness of Borrower to Guarantor is assigned to Lender as security for this Guaranty, and if Lender so requests shall be collected, enforced and received by Guarantor in trust for Lender and to be paid over to Lender on account of the Obligations of Borrower to Lender, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Any notes now or hereafter evidencing such indebtedness of Borrower to Guarantor shall be marked with a legend that the same are subject to this Guaranty and shall be delivered to Lender.

Section 12. Payment of Expenses. Guarantor shall pay, promptly on demand, all Expenses incurred by Lender in defending and/or enforcing this Guaranty. For purposes hereof, “Expenses” shall mean costs and reasonable expenses (including reasonable fees and disbursements of any law firm or other external counsel and all disbursements of internal counsel) for defending and/or enforcing this Guaranty (including those incurred in connection with appeals or proceedings by or against any Guarantor under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief).

Section 13. Assignment. This Guaranty shall be binding upon and inure to the benefit of Guarantor and Lender and their respective successors and assigns, except that Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender, which may be granted or withheld in Lender’s sole discretion. Any such purported assignment by Guarantor without Lender’s written consent shall be void.

Section 14. CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE. This Guaranty shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Guarantor and Lender hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. GUARANTOR AND LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE GUARANTY AND ANY RELATED DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

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This Guaranty is executed as of the date first above written.

GUARANTOR

ALPHATEC SPINE, INC.

By:	/s/ Peter C. Wulff
Name:	Peter C. Wulff
Title:	CFO and VP

[Signature Page to Unconditional Guaranty]